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                         PRINCIPAL UNDERWRITER AGREEMENT


     THIS AGREEMENT, dated as of the 15th day of February, 1993, made by and between HL FUNDING COMPANY, INC. ("HL Funding"), a corporation organized and existing under the laws of the State of Connecticut, and HARTFORD EQUITY SALES COMPANY, INC. ("HESCO"), a corporation organized and existing under the laws of the State of Connecticut.

                                   WITNESSETH:

     WHEREAS, the Board of Directors of HL Funding has made provision for the offer of Programs to fund insurance premiums to purchase whole life insurance, term insurance, variable life insurance, and certain other insurance contracts through premium financing arrangements, ("Program"):

     WHEREAS, HESCO has previously agreed to act as distributor in connection with offers and sales of the Programs under the terms and conditions set forth in this Distribution Agreement.

     NOW THEREFORE, in consideration of the mutual agreements made herein, HL Funding and HESCO agree as follows:

                                       I.

                                 HESCO'S DUTIES

     1. HESCO, as principal underwriter for the Programs, will use its best efforts to effect offers and sales of the Programs through broker-dealers that are members of the National Association of Securities Dealers, Inc. and whose registered representatives are duly licensed as insurance agents of the Hartford. HESCO is responsible for compliance with all applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Investment Company Act of 1940 (if applicable), as amended, and the rules and regulations thereunder, and all other applicable laws, rules and regulations relating to the sales and distribution of Programs, the need for which arises out of its duties as principal underwriter of said Programs.

     2. HESCO agrees that it will not use any prospectus, sales literature, or any other printed matter or material or offer for sale or sell any Program if any of the foregoing in any way represent the duties, obligations, or liabilities of HL Funding as being greater than, or different from, such duties, obligations and liabilities as are set forth in this Agreement, as it may be amended from time to time.

     3. HESCO agrees that it will utilize the then currently effective prospectuses relating to the Programs in connection with its selling efforts.

          As to the other types of sales materials, HESCO agrees that it will use only sales materials which conform to the requirements of federal and state insurance and banking laws and regulations and which have been filed, where necessary, with the appropriate regulatory authorities.


EXHIBIT 1

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     4.   HESCO agrees that it or its duly designated agent shall maintain records of the name and address of, and the securities issued by HL Funding and held by, every holder of any security issued pursuant to this Agreement.

     5. HESCO's services pursuant to this Agreement shall not be deemed to be exclusive, and it may render similar services and act as an underwriter, distributor, or dealer for other investment companies in the offering of their shares.

     6. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder on the part of HESCO, HESCO shall not be subject to liability to the Programs or to any security Owner or party in interest of a Program for any act or omission in the course, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

                                       II.

     1. HL Funding reserves the right at any time to suspend or limit the public offering of the Programs upon thirty days' written notice to HESCO, except where the notice period may be shortened because of legal action taken by any regulatory agency.

     2.   HL Funding agrees to advise HESCO immediately:

          (a) Of any request by the Securities and Exchange Commission for amendment of its Securities Act registration statements or for additional information;

          (b) Of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Securities Act registration statement relating to the Programs or of the initiation of any proceedings for that purpose;

          (c) Of the happening of any material event, if known, which makes untrue any statement in said Securities Act registration statements or which requires change therein in order to make any statement therein not misleading.

          HL Funding will furnish to HESCO such information with respect to the Programs in such form and signed by such of its officers and directors of the HL Funding as HESCO may reasonably request and will warrant that the statements therein contained when so signed will be true and correct. HL Funding will also furnish, from time to time, such additional information regarding HL Funding's financial condition as HESCO may reasonably request.

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     7.   This Amended and Restated Agreement shall supersede all prior agreements among the parties hereto relating to the same subject matter.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

(SEAL)


Attest:                                       HL FUNDING COMPANY, INC.


/s/                                           By  /s/ Lowndes A. Smith
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                                                Lowndes A. Smith, President

(SEAL)                                       HARTFORD EQUITY SALES COMPANY, INC.


Attest:

/s/                                           By  /s/ Peter W. Cummins
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                                                Peter W. Cummins, Vice President

HL Funding